EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post Effective Amendment No. 3 to Registration Statement No. 33-29147 of Duquesne Light Holdings, Inc. on Form S-8 of our report dated June 4, 2004, appearing in this Annual Report on Form 11-K of the Duquesne Light Company 401(k) Retirement Savings Plan for IBEW Represented Employees for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

June 28, 2004

16